Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	March 15, 2012
BUTLER NATIONAL CORPORATION ANNOUNCES THIRD QUARTER AND NINE MONTHS FISCAL YEAR 2012 FINANCIAL RESULTS AND CONFERENCE CALL

Revenue Increases 7% to $13.7 Million Versus $12.9 Million in Third Quarter
OLATHE, KANSAS, March 15, 2012, - Butler National Corporation (OTC QB: BUKS), a leader in the growing global market for aircraft structural modification, maintenance, repair and overhaul (MRO) and a recognized provider of management services in diverse business groups, announces its financial results for the third quarter and nine months ended January 31, 2012.  In conjunction with the release, the Company has scheduled a conference call Monday, March 19, 2012 at 10:00 AM Central Daylight Time.

What: Butler National Corporation Third Quarter Fiscal 2012 Financial Results Conference Call

When: Monday, March 19, 2012 - 10:00 AM Central Daylight Time

How: Live via phone by dialing 800-624-7038. Code: Butler National Corporation.  Participants to the conference call should call in at least 5 minutes prior to the start time.  A replay of the conference call will be archived on the Company’s web site.

Clark D. Stewart, President & CEO, Butler National Corp., will be leading the call and discussing results of the third quarter and nine months, the status of new and existing orders, gaming activities and an outlook on the balance of fiscal 2012
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 Historical selected financial data related to all operations:

	Quarter Ended January 31			Nine Months Ended January 31
	(In thousands)			(In thousands)
	2012	2011	2010	2012	2011	2010
Net Sales	$ 13,754	$ 12,859	$ 8,924	$ 40,022	$ 33,422	$ 19,403
Operating Income	1,568	1,514	977	3,621	2,230	2,288
Net Income	568	867	642	1,135	1,228	1,379
Total Assets	39,438	29,791	27,772	39,438	29,791	27,772
Long-term Obligations	10,832	4,314	4,854	10,832	4,314	4,854
Stockholders' Equity - BNC	19,513	17,651	14,597	19,513	17,651	14,597
Weighted Average Shares – Diluted	56,594	56,267	55,790	56,594	56,196	55,790
New Product Research and Development Cost	429	400	388	1,208	1,218	1,346

 Management Comments

"Our revenue for the fiscal quarter-ended January 31, 2012, increased 7% to $13.7 million compared to $12.9 million for the fiscal quarter-ended January 31, 2011. Net income for the third quarter is $568,000 compared with a net income of $867,000 for the same period in fiscal 2011.

While the Aircraft Modification and Avionics segments may experience volatility in revenue in any given quarter, our overall business year-to-date is strong.  Revenues for the nine months ended January 31, 2012 increased 20% to $40.0 million compared to $33.4 million for the nine months ended January 31, 2012.

Avionics continues to improve both revenue and operating profit compared to the previous two quarters of this fiscal year.  Revenue increased to $1.4 million with an operating profit of $162,000.  Revenue was $641,000 and $1.0 million with operating loss of $338,000 and $162,000, respectively, in the first two quarters of the current fiscal year.  We are making in-person sales calls on potential customers in our expanded market areas and taking steps to improve sales and profit performance in our avionics business. First, we are working to close outstanding sales opportunities. Second, we are nearing completion of STC approval of state-of-the-art avionics equipment in Part 25 airplanes.  Third, we are planning to launch new products associated with the modernization of the JET autopilot boards based on the Supplemental Type Certificate announced on June 9, 2011. Worldwide there are more than 300 Lear 20 Series airplanes that would benefit from this modernization with a substantial market in Africa, Mexico and South America. Fourth, we are expanding our sales resources and cross-sales activities related to the avionics business. Finally, we are beginning to implement a restructuring plan for the organizations of the Avionics business to bring costs in-line with revenues. Changes are being implemented to improve performance.

Boot Hill Casino & Resort finished the quarter with a 35% year-over-year revenue increase and an operating profit of $1.4 million compared with an operating profit of $73,000 in the same period in fiscal 2011. The increase in operating profit was a result of increased revenue, reduced equipment expenses and more efficient operations.

During the three months ending January 31, 2012, we invested approximately $429,000 toward research and development. We feel this expenditure for the design and development engineering, testing, and certification of new products may stabilize our long-term revenues and enhance our profits.

Our total assets and liabilities increased by approximate $7.5 million during this quarter. Please see Note 5 to the Financial Statements in Form 10-Q for the quarter ended January 31, 2012, which describes the recording of intangible assets and the related capital lease liability related to the payment for costs associated with the BHCMC Privilege Fee and other gaming support equipment and software systems.

We continue to move confidently throughout fiscal year 2012, planning to build on our success. We believe we are well positioned for the future as we focus on serving the needs of our customers and enhancing shareholder value," commented Clark D. Stewart, President of the Company.

Business Segment Highlights

Aircraft Modifications:
Revenue from Aircraft Modifications segment for the three months ended January 31, 2012, was $2.8 million, a decrease of 31% from the three months ended January 31, 2011 with revenue of $4.0 million.  The modifications segment had an operating profit of $272,000 in the three months ended January 31, 2012, and an operating profit of $1.5 million in the three months ended January 31, 2011.

During the past few years we have seen a significant increase in aircraft camera modification.  As the global economy grows and becomes more developed, many governments, businesses, corporations, and high-net worth individuals worldwide may elect to purchase, update, and modify business aircraft.  An increased business aircraft ownership positively impacts our aircraft modification revenues.  We continue our efforts to deliver year-over-year growth in the Aircraft Modification segment.

Avionics:
Revenue from Avionics segment for the three months ended January 31, 2012, was $1.4 million a decrease of 19% from the three months ended January 31, 2011 with revenue of $1.8 million.  The avionics segment had an operating profit of $162,000 in the three months ended January 31, 2012, and an operating profit of $214,000 for the three months ended January 31, 2011.  Many economic and political uncertainties can impact the avionics products line.

Monitoring Services:
Revenue in the Monitoring Services Segment for the three months ended January 31, 2012, was $381,000, an increase of 0.5% from the three months ended January 31, 2011 with revenue of $379,000.  The monitoring services segment had an operating profit of $45,000 in the three months ended January 31, 2012, and an operating profit of $77,000 for the three months ended January 31, 2011, a decrease of 41%.

Corporate/Professional Services Including Gaming Operations:
Services in this segment include the architectural services of BCS Design, Inc., activities related to gaming and other real estate development, on-site contract management of gaming establishments, and engineering consulting services.

Revenue from projects related to architectural services for the three months ended January 31, 2012, was $407,000, an increase of 131% from the three months ended January 31, 2011 with revenue of $176,000.  The architectural services had an operating profit of $41,000 in the three months ended January 31, 2012, and an operating loss of $116,000 for the three months ended January 31, 2011.

Revenue related to on site contract management of gaming establishments and real estate development, for the three months ended January 31, 2012 was $627,000 compared to $511,000 for the three months ended January 31, 2011, an increase of 23%.  The management services related to gaming had an operating profit of $164,000 in the three months ended January 31, 2012, and an operating profit of $222,000 for the three months ended January 31, 2011.

Revenue from Boot Hill Casino and Resort for the three months ended January 31, 2012 was $11.6 million compared to $10.5 million in the three months ended January 31, 2011.  Mandated fees, taxes and distributions reduced gross revenue by $3.5 million leaving net revenue to BHCMC, LLC of $8.1 million for the three months ended January 31, 2012 compared to $6.0 million for the three months ended January 31, 2011.  Net income before taxes and Non-controlling Interest in BHCMC, LLC was $1.4 million in the three months ended January 31, 2012 compared to a profit of $73,000 in the three months ended January 31, 2011.

Backlog:
As of January 31, 2012, our backlog totaled $6.3 million. The backlog includes firm, pending, and contract orders, which may not be completed within the next fiscal year.  This is consistent with the industry in which modifications services and related contracts may take several months and sometimes years to complete.  There can be no assurance that all orders will be completed or that some may ever commence.

Our Business:
Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
The information set forth above includes "forward-looking statements" as outlined in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934.  Words such as "anticipate," "estimate," "expect," "project," "intend," "may," "plan," "predict," "believe," "should" and similar words or expressions are intended to identify forward-looking statements.  Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.  All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
Reign Strategy and Investment Group
Lou Albert Rodriguez
lou.albert@reigninvestment.com
www.reigninvestment.com

Jim Drewitz, Public Relations
jim@jdcreativeoptions.com
www.jdcreativeoptions.com

Butler National Corporation Investor Relations

Ph (914) 479-9060 Ph (830) 669-2466 Ph (214) 498-7775
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